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                                                                EXHIBIT 25.1


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   --------

                                   FORM T-1

                  STATEMENT OF ELIGIBILITY AND QUALIFICATION
                  UNDER THE TRUST INDENTURE ACT OF 1939 OF A
                   CORPORATION DESIGNATED TO ACT AS TRUSTEE

                                   --------

                      AMERICAN BANK NATIONAL ASSOCIATION
             (Exact name of Trustee as specified in its charter)

     A National Banking Association                      41-0122055
- ----------------------------------------      ---------------------------------
         (State of incorporation              (IRS Employer Identification No.)
         if not a national bank)

          101 East Fifth Street
       Corporate Trust Department
           St. Paul, Minnesota                              55101
- ----------------------------------------                 ----------
(Address of principal executive offices)                 (Zip Code)

                      AMERICAN BANK NATIONAL ASSOCIATION
                            101 East Fifth Street
                          St. Paul, Minnesota 55101
                                (612) 298-6280
       ----------------------------------------------------------------
       (Exact name, address, and telephone number of agent for service)

                                   --------


                              Price/Costco, Inc.
             ---------------------------------------------------
             (Exact name of obligor as specified in its charter)

              Delaware                                    33-0572969
- ------------------------------------            ------------------------------
  (State of other jurisdiction of)             (IRS Employer Identification No.)
   incorporation or organization)
          999 Lake Drive
       Issaquah, Washington                                  98027
- ----------------------------------------                  ----------
(Address of principal executive offices)                  (Zip Code)

                                   --------


                           % Senior Notes due 2005
                         -------------------------
                       (Title of indenture securities)
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Item 1.     General Information. Furnish the following information as to the trustee:

            (a) Name and address of each examining or supervising authority to which it is subject.

                    -Comptroller of the Currency
                     Treasury Department
                     Washington, DC
                    -Federal Deposit Insurance Corporation
                     Washington, DC
                    -The Board of Governors of the Federal Reserve System
                     Washington, DC

            (b) The Trustee is authorized to exercise corporate trust powers.

                                   GENERAL

Item 2. Affiliations With Obligor and Underwriters. If the obligor or any underwriter for the obligor is an affiliate of the Trustee, describe each such affiliation.

            None.

            See Note following Item 16.

Items 3-15 are not applicable because to the best of the Trustee's knowledge the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16. List of Exhibits. List below all exhibits filed as a part of this statement of eligibility and qualification. All applicable exhibits listed below are incorporated by reference from a previous filing under Registration number 33-91748.

            Exhibit 1. Copy of Articles of Association of the trustee now in effect.

            Exhibit 2.     a.     A copy of the certificate of the Comptroller
                                  of Currency dated June 1, 1965, authorizing
                                  American Bank National Association to act as fiduciary.

                           b. A copy of the certificate of authority of the trustee to commence business issued June 9, 1903, by the Comptroller of the Currency to American Bank National Association.


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        Exhibit 3.      A copy of the authorization of the trustee to
                        exercise corporate trust powers issued by the Federal Reserve Board.

        Exhibit 4.      Copy of By-laws of the trustee as now in effect.

        Exhibit 5.      Copy of each Indenture referred to in Item 4.
                        Not applicable.

        Exhibit 6.      The consent of the trustee required by
                        Section 321(b) of the Act.

        Exhibit 7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.


                                     NOTE

        The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligor within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligor, or affiliates, are based upon information furnished to the Trustee by the obligor. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.







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                                  SIGNATURE

     Pursuant to the requirements of the Trust Indenture Act of 1939, the Trustee, a national banking association organized and existing under the laws of the United States, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, and its seal to be hereunto affixed and attested, all in the City of Saint Paul and State of Minnesota on the 15th day of May, 1995.

                                           AMERICAN BANK NATIONAL ASSOCIATION
[SEAL]


                                                /s/ Frank P. Leslie III
                                             ----------------------------
                                                  Frank P. Leslie III
                                                     Vice President

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                                                                      EXHIBIT 6


                                   CONSENT


     In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, American Bank National Association, hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated:  May 15, 1995

                                   AMERICAN BANK NATIONAL ASSOCIATION


                                        /s/ Frank P. Leslie III
                                     ----------------------------
                                         Frank P. Leslie III
                                           Vice President